UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 30, 2011
LA JOLLA PHARMACEUTICAL COMPANY
(Exact name of registrant as specified in its charter)

Delaware	0-24274	33-0361285

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4365 Executive Drive, Suite 300, San Diego, California	92121

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (858) 452-6600
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
On March 30, 2011, La Jolla Pharmaceutical Company (“La Jolla” or the “Company”) and Jewel Merger Sub, Inc. (“Subsidiary”), a wholly owned subsidiary of La Jolla, entered into an Asset Purchase Agreement (the “Agreement”), dated as of March 29, 2011, with GliaMed, Inc., a Delaware corporation (“GliaMed”). Pursuant to the Agreement, La Jolla and the Subsidiary agreed to acquire GliaMed’s rights and assets related to certain regenerative immunophilin ligand compounds (the “Compounds”), which include patents and patent rights, know-how, regulatory registrations, raw materials and study drug supplies and certain contractual rights (collectively, the “Purchased Assets”). The acquisition of the Purchased Assets was completed on March 31, 2011 (the “Closing”).
In consideration for the Purchased Assets, La Jolla agreed to pay a nominal amount at the Closing and issue up to 8,205 shares of Series E Convertible Preferred Stock (the “Series E Preferred Stock”), payable in three tranches contingent upon the achievement of certain preclinical, clinical and approval milestones related to the Compounds (the “Milestones”), and an additional $5 million cash payment upon approval of a Compound for a second clinical indication. In the event of a “Change of Control” (as defined in the Certificate of Designations, Preferences and Rights of Series E Convertible Preferred Stock (the “Series E Certificate”)) of the Company prior to the achievement of any one of the Milestones, GliaMed will receive a cash payment upon the subsequent achievement of a Milestone equal to the total consideration payable for a single share of Series E Preferred Stock upon consummation of the Change of Control multiplied by the number of shares of Series E Preferred Stock that GliaMed would have otherwise received upon the achievement of such Milestone, or GliaMed may instead elect to receive a fixed cash payment upon the Change of Control and subsequent achievement of the Milestones not to exceed $13 million in the aggregate. In addition, GliaMed has a right to subscribe to up to 12% of any future offerings of La Jolla’s common stock and common stock equivalents, subject to customary carveouts, until the Company has sold a total of at least $6 million in common stock and common stock equivalents following the completion of a planned Phase 2a clinical study of one of the Compounds.
Funds for the clinical development of the Compounds are expected to come from La Jolla’s Series C-1 Convertible Preferred (“Series C-1”) stockholders, who agreed to exercise warrants to purchase (i) Series C-2 Convertible Preferred Stock and (ii) warrants to purchase Series D-2 Convertible Preferred Stock from La Jolla upon the achievement of certain preclinical and clinical results related to the Compounds (collectively, the “Cash Warrants”). On March 30, 2011, La Jolla entered into a Consent and Amendment Agreement (the “Amendment Agreement”), dated as of March 29, 2011, with certain of its Series C-1 stockholders, in order to amend the terms of the Securities Purchase Agreement (“Securities Purchase Agreement”), dated as of May 24, 2010 and the form of Series C-2 Preferred Stock Purchase Warrant attached to the Securities Purchase Agreement and to adopt the Certificate of Designations, Preferences and Rights of Series C-11 Convertible Preferred Stock (“Series C-11 Stock”), Series C-21 Convertible Preferred Stock (“Series C-21 Stock”), Series D-11 Convertible Preferred Stock (“Series D-11 Stock”) and Series D-21 Convertible Preferred Stock (“Series D-21 Stock”) (the “Series C/D Certificate”). Under the Amendment Agreement, the Company agreed to increase its Cash Warrants by 378 units and the Series C-1 stockholders agreed to the mandatory exercise of $7.4 million of the Cash Warrants upon the achievement of a preclinical Milestone and the mandatory exercise of the remaining $3.2 million Cash Warrants upon the achievement of a clinical Milestone.
As part of this asset purchase, La Jolla designated five new series of preferred stock on March 30, 2011: its Series C-11 Stock, Series C-21 Stock, Series D-11 Stock, Series D-21 Stock (collectively, the “New Preferred Stock”) and Series E Preferred Stock. It exchanged on a one-for-one exchange ratio each share of its existing Series C-1 Preferred Stock that was outstanding for a new share of Series C-11 Stock. Each holder of New Preferred Stock and Series E Preferred Stock may convert its shares into Common Stock subject to a weekly conversion cap equal to the product of the face amount of the outstanding New Preferred Stock or Series E Preferred Stock held by the stockholder multiplied by the Conversion Cap (as defined in the Series C/D Certificate and Series E Certificate, respectively) for such week. Depending on the Closing Sales Prices (as defined in the Series C/D Certificate and Series E Certificate, respectively), the Conversion Cap can range from 0% to 7.2%. Each New Preferred Stock and Series E Preferred Stock holder may only convert such preferred shares into Common Stock to the extent that after such conversion such holder owns less than 9.999% of La Jolla’s issued and outstanding Common Stock.
After the Closing, La Jolla engaged Charles River Laboratories, Inc. to conduct a preclinical study of one of the Compounds. If the Cash Warrants are not exercised by certain dates in connection with the preclinical study results, and in any event no later than July 31, 2011 at the latest, then GliaMed may, at its option, repurchase the Compounds by acquiring all of the outstanding capital stock of Subsidiary for the same nominal amount that it received from La Jolla for the Purchased Assets. La Jolla is funding this preclinical study through the suspension of its cumulative dividend on its Series C-11 Stock and Series C-21 Stock for a six-month period ending on May 31, 2011 (the “Suspended Dividend”). Upon the achievement in the preclinical study of certain prespecified results (the “Preclinical Milestone”), the holders of the Series C-11 and Series C-21 will receive shares of Series C-11 Stock and Series C-21 Stock respectively, equal to such holder’s Suspended Dividend amount divided by the applicable face amount of the preferred stock. In addition, certain Series C-11 stockholders have also agreed to provide La Jolla with a cash payment of approximately $200,000 to help defray a portion of the cost of the preclinical study in exchange for the right to receive Series C-21 Stock upon the achievement of the Preclinical Milestone. If the Preclinical Milestone is not achieved by July 31, 2011, then the stockholders will no longer have any rights to receive Series C-11 Stock or Series C-21 Stock for their Suspended Dividend or cash payment.

The Agreement, Amendment Agreement, Series C/D Certificate and Series E Certificate (the “Transaction Agreements”) are filed herewith. The Transaction Agreements are not intended to provide any other factual information about La Jolla or GliaMed. The representations, warranties and covenants contained in the Transaction Agreements were made solely for purposes of the Transaction Agreements and, as of specific dates, were solely for the benefit of the parties to the Transaction Agreements, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Transaction Agreements instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to security holders. Security holders of La Jolla are not third-party beneficiaries under the Transaction Agreements and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of La Jolla or GliaMed. Moreover, information concerning the subject matter of the representations and warranties may have changed after the date of the Transaction Agreements, which subsequent information may or may not be fully reflected in La Jolla’s public disclosures.
The foregoing description of the Transaction Agreements do not purport to be complete and are qualified in their entirety by reference to each Transaction Agreement, copies of which are attached as Exhibits hereto and incorporated herein by reference. A copy of the press release that La Jolla issued announcing the asset purchase and related transactions is furnished as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.
The information set forth under Item 1.01 above is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information set forth under Item 1.01 above is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities
The information set forth under Item 1.01 above is incorporated herein by reference. The offering of the Series E Preferred Stock was accomplished as a private placement under Section 4(2) of the Securities Act of 1933, as amended (the “Act”) and Rule 506 of Regulation D promulgated thereunder. The exchange of Series C-1 Preferred Stock for Series C-11 Preferred Stock was accomplished pursuant to Section 3(a)(9) under the Act.

Item 3.03	Material Modification of Rights of Security Holders
The information set forth under Item 1.01 above regarding the exchange of the Series C-1 Preferred Stock is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Under the Amendment Agreement, the Company’s two executive officers offered, and La Jolla agreed, to temporarily reduce the officers’ salaries as follows: Deirdre Gillespie, M.D., Chief Executive Officer, by a total of $31,900, and Gail Sloan, Chief Financial Officer, by a total of $16,600, with such reduction to extend from April 1, 2011 though May 31, 2011. Upon the exercise of Cash Warrants after the achievement of the Preclinical Milestone, both officers will be entitled to receive a salary reimbursement equal to each person’s total salary reduction. If the Cash Warrants are not exercised after the Preclinical Milestone, then these deferred salary amounts will be foregone.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
The Company filed its Series C/D Certificate and Series E Certificate (collectively, the “Certificates”) with the State of Delaware on March 30, 2011. Each Certificate provides the holders with the following rights:
•
The holders of New Preferred Stock and Series E Preferred Stock (collectively, the “Preferred Stock”) do not have voting rights unless required by the Delaware General Corporation Law or as set forth below.

•
Cumulative dividends are payable on the Series C-1[1] Stock and Series C-2[1] Stock (together referred to herein as the “Series C Preferred”) at a rate of 15% per annum and on the Series E Preferred Stock at a rate of 5% per annum, each accruing from the date of issuance through the date of conversion or redemption, payable semi-annually in shares of Series C-1[1] Stock, Series C-2[1] Stock and Series E Preferred Stock, respectively, but subject to the temporary suspension of dividends with respect to the Series C Preferred, as described above. Neither the Series D-1[1] Stock nor the Series D-2[1] Stock is entitled to dividends.

•
The Preferred Stock is convertible into Common Stock, initially at a rate of 66,667 shares of Common Stock for each share of Preferred Stock, subject to certain limitations discussed below, at the election of the holders of Preferred Stock. The conversion rate will be adjusted for certain events, such as stock splits, stock dividends, reclassifications and recapitalizations, and the New Preferred Stock is subject to full-ratchet anti-dilution protection such that any subsequent issuance of Common Stock below the effective conversion price of the Preferred Stock at the time of such issuance automatically adjusts the conversion price of the Preferred Stock to such lower price. There are also limits on the amount of Preferred Stock that can be converted and the timing of such conversions. The New Preferred Stock may be converted starting the first Monday following the Closing of the asset purchase. The Series E Preferred Stock may not be converted until the first Monday following the achievement of the Preclinical Milestone under the Agreement.

•
Upon a Liquidation Event (as defined in each Certificate), no other class or series of capital stock can receive any payment unless the New Preferred Stock has first received a payment in an amount equal to $1,000 per share, plus all accrued and unpaid dividends, if applicable. Once the New Preferred Stock has received its liquidation payment, the Series E Preferred Stock is entitled to receive a payment in an amount equal to $1,000 per share, plus all accrued and unpaid dividends, if applicable.

•
In the event that certain actions occur without the prior written consent of the holders of two-thirds of the then outstanding shares of New Preferred Stock (the “Requisite Holders”), such as the Company’s material breach of any material representation or warranty under the Securities Agreement, a suspension of the trading of the Company’s Common Stock, the failure to timely deliver shares on conversion of the Preferred Stock, or the consummation of a Change of Control (as defined in the Certificate of Designations), then the holders of the Series C Preferred shall have the right, upon the delivery of a notice to the Company by the Requisite Holders, to have such shares redeemed by the Company for an amount equal to the greater of $1,000 per share, plus accrued and unpaid dividends, or the fair market value of the underlying Common Stock issuable upon conversion of the Series C Preferred. The Series E Preferred Stock does not have similar redemption rights.

•
Upon certain redemption events, such as the Company’s breach of covenants or material representations or warranties under the Purchase Agreement, the conversion price of the Preferred Stock decreases to 10% of the conversion price in effect immediately before such redemption event.

•
So long as at least 1,000 shares of New Preferred Stock remain outstanding (or at least 3,000 shares of New Preferred Stock remain outstanding if the Cash Warrants have been fully exercised), the Company may not take a variety of actions (such as altering the rights, powers, preferences or privileges of the New Preferred Stock so as to effect the New Preferred Stock adversely, amending any provision of the Company’s certificate of incorporation, entering into an agreement for a Strategic Transaction or Change of Control (as each is defined in the Series C/D Certificate) and may not consummate any financing or file a registration statement with the Securities and Exchange Commission without the prior approval of the Requisite Holders. The Series E Preferred Stock does not have similar protective provisions.

The disclosure regarding the Reverse Stock Split (defined below) set forth below under Item 8.01 is incorporated herein by reference.

Item 8.01	Other Events
The Company’s stockholders previously approved a proposal that authorized the Company’s Board of Directors, in its discretion, to effect a reverse stock split of the Company’s outstanding Common Stock, par value $0.0001 per share (“Common Stock”) subject to certain parameters. The Series C-1 stockholders of the Company authorized the Company’s Board of Directors to effect and the Board of Directors has since approved a reverse stock split to be implemented by April 14, 2011, with such reverse stock split having an exchange ratio of 1-for-100 (the “Reverse Stock Split”). No fractional shares will be issued and, instead, fractional shares will be rounded up to the nearest whole share. Pursuant to the Series C/D Certificate and the Series E Certificate, the conversion price for the New Preferred Stock and Series E Preferred Stock will each automatically be adjusted downward if, after the Reverse Stock Split, on the Conversion Price Adjustment Date (as defined in the Series C/D Certificate and the Series E Certificate, respectively), the average of the Closing Sales Prices (as defined in the Series C/D Certificate and the Series E Certificate, respectively) for the five consecutive trading day period ending on the last trading day prior to the Conversion Price Adjustment Date (the “Adjustment 5-Day Average Price”) is less than the product of the conversion price then in effect multiplied by ten. If this is the case, then the conversion price of the New Preferred Stock and the Series E Preferred Stock shall be reduced to a price equal to ten percent (10%) of the Adjustment 5-Day Average Price.

Item 9.01	Financial Statements and Exhibits.
(a) Financial Statements of Business Acquired.
The financial statements, if any, that may be required to be filed pursuant to this Item will be filed under cover of a Form 8-K/A as soon as practicable, but no later than 71 days after the date on which this initial Form 8-K is required to be filed.
(b) Pro Forma Financial Information.
The pro forma financial information, if any, that may be required to be filed pursuant to this Item will be filed under cover of a Form 8-K/A as soon as practicable, but no later than 71 days after the date on which this initial Form 8-K is required to be filed.
(d) Exhibits

2.1	Asset Purchase Agreement by and among La Jolla Pharmaceutical Company, GliaMed, Inc., and Jewel Merger Sub, Inc., dated as of March 29, 2011.

3.1
Certificate of Designations, Preferences and Rights of Series C-1[1] Convertible Preferred Stock, Series C-2[1] Convertible Preferred Stock, Series D-1[1] Convertible Preferred Stock and Series D-2[1] Convertible Preferred Stock

3.2	Certificate of Designations, Preferences and Rights of Series E Convertible Preferred Stock

9.1	Voting Agreement by and between La Jolla Pharmaceutical Company and GliaMed, Inc., dated as of March 31, 2011.

10.1	Consent and Amendment Agreement by and among La Jolla Pharmaceutical Company and the undersigned parties thereto, dated as of March 29, 2011.

99.1	Press Release issued by La Jolla Pharmaceutical Company on April 5, 2011.

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 5, 2011	LA JOLLA PHARMACEUTICAL COMPANY
	By:	/s/ Gail A. Sloan
		Name:	Gail A. Sloan
		Title:	Chief Financial Officer and Secretary

Index to Exhibits

Exhibit
No.	Description

2.1	Asset Purchase Agreement by and among La Jolla Pharmaceutical Company, GliaMed, Inc., and Jewel Merger Sub, Inc., dated as of March 29, 2011.

3.1
Certificate of Designations, Preferences and Rights of Series C-1[1] Convertible Preferred Stock, Series C-2[1] Convertible Preferred Stock, Series D-1[1] Convertible Preferred Stock and Series D-2[1] Convertible Preferred Stock

3.2	Certificate of Designations, Preferences and Rights of Series E Convertible Preferred Stock

9.1	Voting Agreement by and between La Jolla Pharmaceutical Company and GliaMed, Inc., dated as of March 31, 2011.

10.1	Consent and Amendment Agreement by and among La Jolla Pharmaceutical Company and the undersigned parties thereto, dated as of March 29, 2011.

99.1	Press Release issued by La Jolla Pharmaceutical Company on April 5, 2011.